UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 30, 2010

SOUTH JERSEY GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-22211	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza,  Folsom, NJ  08037

(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The disclosure required by this Item is set forth in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 30, 2010, South Jersey Gas Company (the “Company”) issued $10 million aggregate principal amount of its Medium Term Notes, Series C, 2010-2, Tranche A due December 30, 2025 (the “Tranche A Notes”) and $45 million aggregate principal amount of its Medium Term Notes, Series C, 2010-2, Tranche B due December 30, 2027 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”).  The Notes were issued pursuant to a Note Purchase Agreement dated as of December 30, 2010 among the Company and certain institutional buyers (the “Note Purchase Agreement”) and under the Company’s Indenture of Trust dated as of October 1, 1998, as supplemented, between the Company and The Bank of New York Mellon, as trustee.  The Notes are serviced and secured by the Company’s pledged First Mortgage Bonds issued under that certain Indenture of First Mortgage dated October 1, 1947, as supplemented and amended, from the Company to The Bank of New York Mellon, as successor trustee to Guarantee Bank and Trust Company.

The Tranche A Notes bear interest at an annual rate of 3.63% payable semiannually on June 30 and December 30 of each year, commencing June 30, 2011.  On December 30, 2015 and on each December 30 thereafter through December 30, 2024, the Company will be required to prepay $909,000 principal amount (or such lesser principal amount as may then be outstanding) of the Tranche A Notes at par and without payment of any premium.  The entire unpaid principal amount of the Tranche A Notes shall become due and payable on December 30, 2025.

The Tranche B Notes bear interest at an annual rate of 4.03% payable semiannually on June 30 and December 30 of each year, commencing June 30, 2011.  On December 30, 2023 and on each December 30 thereafter through December 30, 2026, the Company will be required to prepay $9,000,000 principal amount (or such lesser principal amount as may then be outstanding) of the Tranche B Notes at par and without payment of any premium.  The entire unpaid principal amount of the Tranche B Notes shall become due and payable on December 30, 2027.

The Company may prepay, at any time or from time to time, all or any portion of the Notes, in an amount not less than 5% of the aggregate principal amount of all of the Notes then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement..

The proceeds from the sale of the Notes will be used to repay short-term indebtedness and for general corporate purposes, including funding capital expenditure requirements.

The form of Tranche A Note, form of Tranche B Note and the Note Purchase Agreement are attached as Exhibits 4.1, 4.2 and 10 hereto, respectively.  The descriptions of the Notes and the Note Purchase Agreement are qualified in their entirety by reference to the full text of such documents.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Tranche A Note.

4.2	Form of Tranche B Note.

10.0	Note Purchase Agreement dated as of December 30, 2010 among South Jersey Gas Company and the purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: January 5, 2011	By:	/s/ David A. Kindlick
Name: David A. Kindlick Title: Senior Vice President and Chief Financial Officer